Exhibit 8.1

WILDEBOER DELLELCE LLP
BARRISTERS & SOLICITORS

TEL.: (416) 361-3121FAX: (416) 361-1790	SUITE 810, P.O. BOX 4
1 FIRST CANADIAN PLACE
TORONTO, ONTARIO
M5X 1A9

February 1, 2007

SunOpta Inc.
2838 Bovaird Drive West
Brampton, Ontario
L7A 0H2

Dear Sirs/Mesdames:

Re: SunOpta Inc. -  Form S-3 Registration Statement-File No. 333-137724

We have acted as Canadian counsel for SunOpta Inc. (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) and the Prospectus Supplement dated January 31, 2007 (the “Supplement”), each filed by the Company under the Securities Act of 1933 of the United States relating to the sale by the Company of up to 5,175,000 common shares of the Company (the “Common Shares”).

You have requested our opinion with respect to the matters set forth herein.

In our capacity as your counsel in connection with such registration, we are familiar with the Registration Statement and the Supplement and the proceedings taken by the Company in connection with the authorization, issuance and sale of the Common Shares by the Company.

In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

We are solicitors qualified to practise law only in the Province of Ontario and therefore we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein which are in effect on the date hereof.

The discussion contained in the Supplement under the caption “Canadian Federal Income Tax Consequences for Non-Residents” constitutes our opinion of the material Canadian federal income tax consequences to a holder of the Common Shares to a U.S. Holder.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the captions “Canadian Federal Income Tax Consequences for Non-Residents” and “Legal Matters”.

Yours very truly,

/s/ Wildeboer Dellelce LLP